UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Changes.

On February 13, 2014, Prudential Financial, Inc. (the “Company”) announced that Edward P. Baird will retire as Executive Vice President and Chief Operating Officer with primary responsibility for the Company’s International Businesses effective April 4, 2014.

On February 13, 2014, the Company also announced that Charles F. Lowrey, 56, has been appointed as Executive Vice President and Chief Operating Officer with primary responsibility for the Company’s International Businesses, to succeed Mr. Baird, and that Stephen Pelletier, 60, has been appointed as Executive Vice President and Chief Operating Officer with primary responsibility for the Company’s U.S. Businesses, to succeed Mr. Lowrey in that position. These appointments are effective April 4, 2014.

Mr. Lowrey was appointed Executive Vice President and Chief Operating Officer, U.S. Businesses, in February 2011. He was elected a Senior Vice President of the Company and became President and Chief Executive Officer of Prudential Investment Management (PIM), the Company’s investment management business, in January, 2008. Previously, Mr. Lowrey was Chief Executive Officer of Prudential Real Estate Investors, the Company’s real estate investment management and advisory business. He joined the Company in March 2001. Before joining the Company, he was a Managing Director and Head of the Americas for J.P. Morgan’s Real Estate and Lodging Investment Banking group. Prior to joining J.P. Morgan, Mr. Lowrey was a managing partner of an architecture and development firm he founded in New York City. During that time, he became a registered New York architect. Lowrey received an MBA degree from Harvard University, an MA degree in architecture from Yale University, and an AB degree in architecture from Princeton University.

Mr. Pelletier is currently Chief Executive Officer of the Company’s Group Insurance business, including Group Life, Disability and Group Nonqualified Benefit Funding programs. Previously, he was President of Prudential Annuities. Prior to his role in Annuities, he served as Chairman and CEO of Prudential International Investments. Mr. Pelletier has also held several other leadership roles in the U.S. and around the world since joining the Company in 1992. He was elected a Senior Vice President of the Company in October 2006. He received a B.A. from Northwestern University and an M.A. from Yale University.

Mr. Lowrey’s annual salary is $770,000 and Mr. Pelletier’s annual salary is $450,000. Mr. Lowrey and Mr. Pelletier will also continue to participate in the compensation plans and arrangements applicable to senior officers of the Company, including the 2014 Long-Term Incentive Program.

A copy of the Company’s news release, dated February 13, 2014, announcing the retirement of Mr. Baird and the appointments of Messrs. Lowrey and Pelletier, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K:

99.1	News release, dated February 13, 2014, of Prudential Financial, Inc. announcing the retirement of Edward P. Baird, the appointment of Charles F. Lowrey as Executive Vice President and Chief Operating Officer, International Businesses, and the appointment of Stephen Pelletier as Executive Vice President and Chief Executive Officer, U.S. Businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL FINANCIAL, INC.

Date: February 13, 2014	By:	/s/ Brian J. Morris
	Name:	Brian J. Morris
	Title:	Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	News release, dated February 13, 2014, of Prudential Financial, Inc. announcing the retirement of Edward P. Baird, the appointment of Charles F. Lowrey as Executive Vice President and Chief Operating Officer, International Businesses, and the appointment of Stephen Pelletier as Executive Vice President and Chief Executive Officer, U.S. Businesses.